UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2010
RHI ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 977-9001
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a). Amendment to a Material Definitive Agreement.
          As previously reported, on December 23, 2009, RHI Entertainment, Inc.’s (the “Company’s”) indirect subsidiary, RHI Entertainment, LLC (the “Borrower”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with lenders holding a majority in principal amount of the loans under its $525 million Credit, Security, Guaranty and Pledge Agreement (the “First Lien Credit Agreement”) among the Borrower, RHI Entertainment Holdings II, LLC ( “Holdings”), the guarantors named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for the lenders the (“Agent”) and as issuing bank, and with counterparties to the Borrower’s interest rate hedge agreements (the “swaps”). Holdings and the subsidiaries of the Borrower that guarantee the loans under the First Lien Credit Agreement (the “Guarantors”) are also party to the Forbearance Agreement. Under the Forbearance Agreement, the lenders and swap counterparties agreed to forbear, for a period of time (the “Forbearance Period”), from exercising their rights and remedies as creditors that may exist by virtue of specified defaults which have occurred or may occur (“Specified Defaults”).
          On January 22, 2010, the Borrower, Holdings, the Guarantors, lenders holding a majority in principal amount of the loans under the First Lien Credit Agreement, the Agent and the swap counterparties entered into Amendment No. 1 to the Forbearance Agreement (the “Amendment”), which provides for the following changes to the Forbearance Agreement, among others:
•	Extends the Forbearance Period to February 26, 2010;

•	Extends the temporary waivers for certain of the Specified Defaults to February 26, 2010;

•	Includes additional events as Specified Defaults by amending Schedule I to the Forbearance Agreement;

•	Increases the minimum cash balance requirement to $12.5 million;

•	Provisionally waives the requirement to provide borrowing base certificates;

•	Requires more detailed reporting and reconciliation with respect to accounts payable and receivable;

•	Requires the Borrower to add one of its subsidiaries as a Guarantor under the First Lien Credit Agreement; and

•	Requires the Borrower to use best efforts to obtain specified deposit account control agreements.
          The Forbearance Period and temporary waivers may terminate prior to February 26, 2010 under certain circumstances, including the breach of various covenants set forth in the Forbearance Agreement and Amendment.
          The aforementioned description of the Amendment is qualified in its entirety by the full terms and conditions of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. A copy of the Forbearance Agreement has been filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 23, 2009, which is also incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit
Number	Description
10.1	Amendment No. 1 to the Forbearance Agreement, dated January 22, 2010, among RHI Entertainment, LLC, its subsidiaries party to the Credit Agreement, RHI Entertainment Holdings II, LLC, the Lenders party to the Credit Agreement and JPMorgan Chase Bank, N.A., as Administrative Agent and as Issuing Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC. (Registrant)
Date: January 28, 2009	By:	/s/ Henry S. Hoberman
		Name:	Henry S. Hoberman
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment No. 1 to the Forbearance Agreement, dated January 22, 2010, among RHI Entertainment, LLC, its subsidiaries party to the Credit Agreement, RHI Entertainment Holdings II, LLC, the Lenders party to the Credit Agreement and JPMorgan Chase Bank, N.A., as Administrative Agent and as Issuing Bank.